UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 3, 2014

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336
(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2014 the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination of the Series A Convertible Preferred Stock of the Company (the “Certificate”). The Certificate, which was effective upon filing, cancels the Company’s “Series A Convertible Preferred Stock,” no shares of which remain outstanding as a result of the automatic conversion of all of such shares into the Company’s common stock due to the fact that the average closing price of the Company’s common stock equaled or exceeded $10.00 per share over a recent, consecutive trailing 6-month period.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Elimination of the Series A Convertible Preferred Stock of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2014

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Elimination of the Series A Convertible Preferred Stock of the Company